UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2009

NOBLE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53433	71-0934772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3044 North 33rd Avenue Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 455-0507

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*EXPLANATORY NOTE – The Registrant is amending its Form 8-K filed on May 22, 2009, to disclose the date on which the board of directors concluded that the previously issued financial statements should no longer be relied upon.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 15, 2009, the chief executive officer and principal accounting officer of the Company, under authority granted to them by, and with the approval of, the board of directors, concluded that our previously reported consolidated financial statements included in our annual report for the year ended December 31, 2008 should no longer be relied upon.

During the quarterly review for the three months ended March 31, 2009, the Registrant’s management and Board of Directors were advised by its auditor of record, M&K CPAS, PLLC, that the Registrant’s financial statements contained within the Registrant’s 10-K for the year ended December 31, 2008, misstatements regarding stock based compensation issued pursuant to various agreements which were previously amortized over the life of the agreement, but, in accordance with SFAS 123(R) the issuance of stock based compensation should have been expensed in the period granted as the agreements didn’t include a vesting period, or weren’t held in escrow until the terms of the agreement were satisfied. As a result, the unamortized balance of $2,709,840 at December 31, 2008 should have been expensed, resulting in an understatement of $2,709,840 in additional paid in capital on the balance sheet, and an understatement of the following non-cash items on the income statement: Salaries, Officer of $206,250, Salaries of $9,000, Professional Fees of $2,426,202 and Financing Costs of $68,388, and that such previously filed annual financial statements should no longer be relied upon, as previously presented.  This understatement in expenses has the effect of overstating income on an annual basis. For the year ended December 31, 2008, we estimate that our additional paid-in capital was understated by approximately $2,709,840, and our (deficit) accumulated during the development stage was understated. For that same period we estimate that our net loss was understated by approximately $2,709,840.

The Registrant intends to file its form 10-Q for the three months ended March 31, 2009 with restated audited December 31, 2008 financial statements. The Registrant intends to file a subsequent amendment to its December 31, 2008 10-K to include audited restatements of the year ended December 31, 2008.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

Exhibit Number	Description
99.10	Letter from M&K CPAS dated June 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INNOVATIONS, INC.

By: /S/ James Cole
James Cole, Chief Executive Officer

Date:  June 11, 2009